Exhibit 99.2

Exhibit 99.2 THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Tender Offer or the action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser. This is the Tender Form referred to in the accompanying Circular to the Shareholders of the Company dated 28 March 2025 (Circular) and should be read in conjunction with the Circular. Unless the context otherwise requires, the definitions contained in the Circular also apply in this Tender Form. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Tender Form. If you have sold or otherwise transferred all of your Ordinary Shares, please send the Circular (but not the personalised Tender Form or reply-paid envelope) as soon as possible to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission to the purchaser or transferee. However, these documents must not be forwarded or transmitted in or into or from any of Australia, Canada, Japan, New Zealand or the Republic of South Africa. If you have sold or otherwise transferred only part of your holding of Ordinary Shares, you should retain these documents. The Tender Offer is not being made, directly or indirectly, in or into, or by the use of the mails, or by any means or instrumentality (including, without limitation, facsimile transmission, email and telephone) or interstate or foreign commerce, or of any facility of a national securities exchange, of any of Australia, Canada, Japan, New Zealand or the Republic of South Africa and, subject to certain exceptions, the Tender Offer cannot be accepted by any such use, means, instrumentality or facility or from within any of Australia, Canada, Japan, New Zealand or the Republic of South Africa. Accordingly, Shareholders (including nominees, trustees and custodians) must not distribute or send this document in or into or from any of Australia, Canada, Japan, New Zealand or the Republic of South Africa. Further information for Overseas Shareholders is set out in paragraphs 7 and 8 of Part III of the Circular. Any person (including nominees, trustees or custodians) who would, or otherwise intends to, forward this document and/or any related document to any jurisdiction outside the United Kingdom should read this paragraph before taking any action. Investec Bank PLC (Investec), which is regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority, is acting for Logistics Development Group plc and no one else in connection with the Tender Offer. Investec will not be responsible to any other person other than Logistics Development Group plc for providing the protections afforded to clients of Investec, nor for providing advice in relation to the Tender Offer. LOGISTICS DEVELOPMENT GROUP PLC (Registered in England and Wales with registered number 08922456) Tender Form for use in respect of the Tender Offer by Investec Bank PLC to purchase issued ordinary shares of Logistics Development Group plc IF YOU DO NOT WISH TO SELL ANY OF YOUR STOCK IN THE TENDER OFFER, DO NOT COMPLETE OR RETURN THE TENDER FORM Acceptances of the Tender Offer must be received by 1.00 p.m. (London time) on 22 April 2025 ACTION TO BE TAKEN To accept the Tender Offer, complete this Tender Form on page 3 by following the instructions and notes for guidance set out on pages 2 and 4. In particular, please sign Box 3 on page 3 of this Tender Form in the presence of a witness who must also sign in the box and state his or her name and address. l If your Ordinary Shares are in certificated form (that is, not in CREST), return this Tender Form, duly completed, signed and accompanied by your share certificate(s) and/or other document(s) of title, by post or by hand, during normal business hours only, to MUFG Corporate Markets, Corporate Actions, Central Square, 29 Wellington Street, Leeds, LS1 4DL, so as to be received by no later than 1.00 p.m. (London time) on 22 April 2025. A reply-paid envelope is enclosed for documents lodged by post from within the United Kingdom. l If your Ordinary Shares are in certificated form and your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete and sign this Tender Form and arrange for it to be lodged by such agent, together with the relevant share certificate(s) and/or other document(s) of title, unless your share certificate(s) and/or other document(s) of title is/are not readily available, in which case please refer to note 5 on page 4 of this Tender Form. If your share certificate(s) and/or other document(s) of title is/are lost, please refer to note 6 on page 4 of this Tender Form. l If you hold Ordinary Shares in both certificated and uncertificated form, you should complete a Tender Form in relation to the certificated holding(s) only. l If you hold Ordinary Shares in certificated form but under different designations you should complete a separate Tender Form in respect of each designation. You can obtain further Tender Forms by contacting MUFG Corporate Markets on 0371 664 0300 between 9.00 a.m. – 5.30 p.m. (UK time), Monday to Friday, excluding public holidays in England and Wales. If dialling from overseas please call +44 371 664 0300. l Please read Part III of the Circular, the terms of which are incorporated into and form part of this Tender Form. l If you hold Ordinary Shares jointly with others, you must arrange for all your co-holders to sign this Tender Form. l A Tender Form that is received in an envelope postmarked in Australia, Canada, Japan, New Zealand or the Republic of South Africa, or which otherwise appears to Logistics Development Group plc or its agents to have been sent from any of such jurisdictions may be treated as invalid. If you are in any doubt as to how to complete this Tender Form, please contact MUFG Corporate Markets on the telephone number listed above. For legal reasons, MUFG Corporate Markets will not be able to provide advice on the merits of the Tender Offer DO NOT DETACH ANY PART OF THIS TENDER FORM

HOW TO COMPLETE THE TENDER FORM ON PAGE 3 The provisions of Part III to the Circular are deemed to be incorporated in and form part of this Tender Form. If your address details in Box 1 have changed or are incomplete please show the updated information, in BLOCK CAPITALS using 1 BLACK INK. If you have any queries regarding the completion of this form, please contact MUFG Corporate Markets on 0371 664 0300 between 9.00 a.m. – 5.30 p.m. (UK time), Monday to Friday, excluding public holidays in England and Wales. If dialling from overseas please call +44 371 664 0300. THE TENDER OFFER 2 To accept the Tender Offer, insert in Box 2 the total number of Ordinary Shares in respect of which you wish to accept the Tender Offer. You must also sign Box 3 in accordance with the instructions set out below, which will constitute your acceptance of the Tender Offer. If no number or a number greater than your registered holding of Ordinary Shares is written in Box 2 and you have signed Box 3, you will be deemed to have accepted the Tender Offer in respect of your entire registered holding of Ordinary Shares. PLEASE REMEMBER TO SEND US YOUR VALID LOGISTICS DEVELOPMENT GROUP PLC ORDINARY SHARE CERTIFICATE(S) SIGNATURES 3 To accept the Tender Offer you must sign Box 3 and, in case of a joint holding, arrange for ALL joint Shareholders to do likewise. All registered Shareholders, including joint Shareholders, who are individuals must sign Box 3 in the presence of a witness who must also sign Box 3 where indicated. If these instructions are not followed, this Tender Form will be invalid. The witness must be over 18 years of age and should not be another joint Shareholder signing the Tender Form. The same witness may witness the signature of each joint Shareholder. The witness should also print his/her name where indicated. A company must execute this Tender Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Tender Form by: (i) a director and the company secretary; or (ii) by two directors of the company; or (iii) by a director of the company in the presence of a witness who attests the signature, in each case signing the Tender Form and inserting the name of the company above their signatures. Each such person signing this Tender Form for a company should state the office which he/she holds. A body corporate incorporated outside Great Britain may execute this Tender Form in accordance with the laws of the territory in which it is incorporated provided that execution is expressed to be by the Company. If the Tender Form is not signed by the registered Shareholder(s), insert the name(s) and capacity (e.g. attorney or executor(s)) of the person(s) signing the Tender Form in the presence of a witness who must also sign Box 3 where indicated. You should also deliver evidence of your authority in accordance with the notes on page 4. This Tender Form should not be signed in Australia, Canada, Japan, New Zealand, the United States or the Republic of South Africa. This Tender Form shall, when executed, take effect as a deed. OVERSEAS PERSONS 4 The attention of Shareholders who are not resident in the United Kingdom is drawn to paragraph 7 of Part III of the Circular headed “Overseas Shareholders”. If you are unable to give the warranties and representations required by paragraph 5 of Part III of the Circular, you must put “NO” in box 4 and you should read paragraph 7 of Part III of the Circular. If you do not put “NO” in Box 4 you will be deemed to have given such warranties and representations. ALTERNATIVE ADDRESS 5 Complete Box 5 if you wish the consideration and/or other documents to be sent to someone other than the sole or first-named registered Shareholder at the address set out in Box 1 (e.g. your bank manager or stock broker). Kindly Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. Logistics Development Group plc, Investec and MUFG Corporate Markets accept no liability for any instruction that does not comply with these conditions.

TENDER FORM PLEASE COMPLETE AS EXPLAINED ON PAGE 2 AND 4 (To be completed in BLOCK CAPITALS) The provisions of Part III of the Circular are deemed to be incorporated in and form part of this Tender Form. 1 For information purposes only: Number of Ordinary Shares held by you as at the close of business on 25 March 2025 Please enter here a daytime telephone number (including STD Code) where you can be contacted in the event of any query arising from completion of this Tender Form. ???TO ACCEPT THE OFFER Number of Ordinary Shares for which you are accepting 2 Complete Boxes 2, 3 and, if appropriate Boxes 4 and/or 5 the Tender Offer. ALL SHAREHOLDERS ARE TO SIGN HERE TO ACCEPT THE OFFER. NB ALL SHAREHOLDER SIGNATURE(S) MUST BE WITNESSED. 3 (a) Signature by individuals: Executed and delivered as a deed by: Signature of First Shareholder: Witnessed by: 1. 1. Address Signature of Joint Holders: Signature Date 2. 2. Name . Address Signature Date 3. Name . 3. Name . Address Signature Date 4. Name . 4. Name . Address Signature Date NOTE: The signature of each registered Shareholder should be witnessed and the witness must also sign and print his name and address where indicated. The witness must be a person who is over 18 years of age who is not another joint Shareholder and the same witness may witness on behalf of all or any registered Shareholders. (b) Execution by a Company: The common seal was affixed/executed as a deed on behalf of the Company named above in the presence of: Name of Company Date . Signature of Director Name of Director Affix Seal Here Signature of Director/ Signature of Director/ Company Secretary/Witness Company Secretary/Witness OVERSEAS PERSONS ONLY 4 Only complete this box by inserting “NO” if you are in or sending this Tender Form from a Restricted Jurisdiction and are UNABLE to give the representations and warranties required by paragraph 5 of Part III of the Circular. ALTERNATIVE ADDRESS FOR DESPATCH OF CONSIDERATION 5 Address outside Australia, Canada, Japan, New Zealand or the Republic of South Africa to which consideration is to be sent, if not as specified above. Name Address . Postcode + PLEASE REMEMBER TO SEND US YOUR VALID LOGISTICS DEVELOPMENT GROUP PLC ORDINARY SHARE CERTIFICATE(S). + If you have lost your certificate(s) and have already applied for a Letter of Indemnity, place a cross [x] in this box

ADDITIONAL NOTES REGARDING THE COMPLETION OF THIS TENDER FORM In order to be effective, this Tender Form must, except as mentioned below, be signed by the registered Shareholder or, in the case of a joint holding, by ALL the joint Shareholders or under a power of attorney. A body corporate incorporated in England and Wales may execute this Tender Form under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company to which section 44 of the Companies Act 2006 applies may execute this Tender Form by (i) a director and the company secretary; or (ii) by two directors; or (iii) by a director in the presence of a witness who attests the signature, in each case signing this Tender Form and inserting the name of the company above their signatures. Each such person signing this Tender Form should state the office which he/she holds in the relevant company. In order to avoid inconvenience and delay, the following points may assist you: 1. If a Shareholder is away from home (e.g. abroad or on holiday): Send this Tender Form by the quickest means (e.g. airmail) to the Shareholder (but not in or into Australia, Canada, Japan, New Zealand or the Republic of South Africa) for execution or, if the Shareholder has executed a power of attorney, have this Tender Form signed by the attorney in the presence of a witness who must also sign this Tender Form. In the latter case, the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor) must be lodged with this Tender Form. No other signatures are acceptable. No other signatures are acceptable. 2. If you have sold or transferred all, or wish to sell or transfer part, of your holding of Ordinary Shares: If you have sold or transferred all of your Ordinary Shares, you should send the Circular (but not this Tender form or reply-paid envelope) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee (but not in or into Australia, Canada, Japan, New Zealand or the Republic of South Africa). If your Ordinary Shares are in certificated form, and you wish to sell or transfer part of your holding of Ordinary Shares and to accept the Tender Offer in respect of the balance but are unable to obtain the balance share certificate by 22 April 2025, you should ensure that the stockbroker, bank or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Logistics Development Group plc’s registrars, MUFG Corporate Markets, Corporate Actions, Central Square, 29 Wellington Street, Leeds, LS1 4DL, in respect of the balance of your holding of Ordinary Shares. 3. If the sole Shareholder has died: A grant of probate or letters of administration must be obtained in respect of the relevant Ordinary Shares. If the grant of probate or letters of administration has/have been registered with Logistics Development Group plc’s registrars, MUFG Corporate Markets, Corporate Actions, Central Square, 29 Wellington Street, Leeds, LS1 4DL, this Tender Form must be signed by the personal representative(s) of the deceased Shareholder each in the presence of an independent witness who must also sign this Tender Form. This Tender Form should then be lodged with MUFG Corporate Markets at the address given on the cover page of this Tender Form, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with Logistics Development Group plc’s registrars, MUFG Corporate Markets, Corporate Actions, Central Square, 29 Wellington Street, Leeds, LS1 4DL, the personal representative(s) or the prospective personal representative(s) should sign this Tender Form and forward it to MUFG Corporate Markets at the address given on the cover page of this Tender Form, together with the relevant share certificate(s) and/or other document(s) of title. However, once obtained, the grant of probate or letters of administration must be lodged before the consideration due under the Offer can be forwarded to the personal representative(s). 4. If one of the joint Shareholders has died: This Tender Form is valid if signed by the surviving Shareholder(s) (each in the presence of an independent witness) and, if the Ordinary Shares are held in certificated form, lodged with the share certificate(s) and/or other document(s) of title and, in all cases, death certificate(s), and an office copy grant of probate or letters of administration of the deceased Shareholder. These documents will be returned as directed. 5. If your Ordinary Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent: (a) If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Tender Form and, if the certificate(s) is/are readily available, arrange for this Tender Form to be lodged by such agent with MUFG Corporate Markets at the address given on the cover page of this Tender Form, accompanied by the share certificate(s) and/or other document(s) of title so as to arrive by no later than 1.00 p.m. on 22 April 2025. (b) If the certificate(s) is/are not readily available, lodge this Tender Form with MUFG Corporate Markets at the address given on the cover page of this Tender Form, duly completed together with a note saying e.g. “certificate(s) to follow”, and arrange for the certificate(s) to be forwarded as soon as possible thereafter but in any event, so as to arrive by no later than 1.00 p.m. on 22 April 2025. (It will be helpful for your agent, unless he is in Australia, Canada, Japan, New Zealand, the United States or the Republic of South Africa, to be informed of the full terms of the Offer.) 6. If your Ordinary Shares are in certificated form and you have lost any of your share certificate(s) and/or other document(s) of title: Complete and execute this Tender Form and lodge it, together with a letter of explanation and any share certificate(s) and/or other document(s) of title which are available, with MUFG Corporate Markets at the address given on the cover page of this Tender Form. At the same time you should write to Logistics Development Group plc’s registrars, MUFG Corporate Markets, Corporate Actions, Central Square, 29 Wellington Street, Leeds, LS1 4DL, requesting a letter of indemnity for the lost share certificate(s) and/or other document(s) of title. You should complete the letter of indemnity in accordance with the instructions given, and you should return it to MUFG Corporate Markets at the address given on the cover page of this Tender Form so as to arrive by no later than 1.00 p.m. on 22 April 2025. 7. If the Tender Form is signed under a power of attorney: The completed Tender Form, together with any share certificate(s) and/or other document(s) of title, should be lodged with MUFG Corporate Markets at the address given on the cover page of this Tender Form, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971 by, for example, a solicitor). The power of attorney will be duly noted by MUFG Corporate Markets and returned as directed. 8. If your full name or other particulars differ from those appearing on your share certificate: (a) Incorrect name e.g.: Name on the certificate(s) John Smith Correct name Jon Smyth Complete this Tender Form with the correct name and lodge it, accompanied by a letter from your bank, stockbroker or solicitor confirming that the person described on the certificate and the person who has signed this Tender Form are one and the same (b) Incorrect address: insert the correct address in Box 3 of this Tender Form. (c) Change of name: lodge your marriage certificate or the deed poll with this Tender Form for noting. These documents will be returned as directed. 10. If you are outside the United Kingdom: The attention of Overseas Shareholders is drawn to paragraphs 7 and 8 of Part III of the Circular. Without prejudice to Part III of the Circular, Investec and/or its agents reserve the right to treat as valid any acceptance of the Tender Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. 10. Payment of Consideration: The consideration payable under the Tender Offer cannot be sent to you until all relevant documents have been properly completed and sent by post or by hand (during normal business hours) to MUFG Corporate Markets at the address given on the cover page of this Tender Form. 11. Incomplete Forms: Without prejudice to Part III of the Circular, Investec and/or its agents reserve the right to treat as valid any acceptance of the Tender Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In either event, no consideration due under the Offer will be sent until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Investec have been received. 4 Perivan.com 270664